Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Amendment”) is entered into as of March 21, 2025, by and among EBR SYSTEMS, INC., a Delaware corporation (“Borrower Representative”), and each other Person party to the Loan Agreement (as defined below) as a borrower from time to time (individually and collectively, jointly and severally, “Borrower”), the lenders from time to time party to the Loan Agreement (collectively, “Lenders”, and each, a “Lender”), and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

RECITALS

Borrower, Agent and the Lenders are parties to that certain Loan and Security Agreement dated as of June 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.       Clause (h) of the definition of “Permitted Liens” on Exhibit A of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(h) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature (i) arising in the Ordinary Course of Business, in an aggregate amount not exceeding One Hundred Thousand Dollars ($100,000.00) at any time, or (ii) in connection with Borrower’s leased location at 4600 Patrick Henry Drive, Santa Clara, California 95054;”

2.       No course of dealing on the part of Agent or the Lenders or their officers, nor any failure or delay in the exercise of any right by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s or any Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Agent or any Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent.

3.       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or any Lender under the Loan Agreement, as in effect prior to the date hereof.

4.       To induce Agent and Lenders to enter into this Amendment, Borrower hereby makes the following representations and warranties to Agent and Lenders:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.	The organizational documents of Borrower delivered to Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.       As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a)       this Amendment, duly executed by Borrower;

(b)       a Consent to Removal of Personal Property, duly executed by Landlord (as defined therein) and acknowledged by Borrower;

(c)       an amendment fee in the amount of Fifteen Thousand Dollars ($15,000), which may be debited from any of Borrower's accounts;

(d)       all reasonable Lender Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(e)       such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

6.       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

EBR SYSTEMS, INC.

By:	/s/ Gary Doherty
Name:	Gary Doherty
Title:	Chief Financial Officer

AGENT:

RUNWAY GROWTH FINANCE CORP., as administrative and collateral agent

By:	/s/ Thomas B. Raterman
Name:	Thomas B. Raterman
Title:	Chief Financial Officer, Chief Operating Officer